Exhibit 10.1

Execution Version

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 1, 2020 (the “Amendment Closing Date”) by and among Bacterin International, Inc., a Nevada corporation (“Bacterin”), X-SPINE SYSTEMS, INC., an Ohio corporation (“X-Spine” or the “Additional Delayed Draw Borrower” and, together with Bacterin, the “Borrower”), ROS acquisition offshore lp, a Cayman Islands Exempted Limited Partnership (together with its Affiliates, successors, transferees and assignees, “ROS” and in its capacity as administrative agent, the “Administrative Agent”), ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, “Royalty Opportunities” and together with ROS, each individually a “Lender” and collectively, the “Lenders”), and, in their respective capacities as Guarantors under the Credit Agreement (as defined below), XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), and XTANT MEDICAL, INC., a Delaware corporation (“Xtant” and, along with Holdings and each Subsidiary thereof, collectively, the “Guarantors”).

WHEREAS, the Borrower, Holdings, Xtant, the Administrative Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of April 1, 2020, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”), pursuant to which (i) the Lenders have extended credit to the Borrower on the terms set forth therein and (ii) each Lender has appointed ROS as the administrative agent for the Lenders;

WHEREAS, Holdings, ROS and Royalty Opportunities are party to that certain Restructuring and Exchange Agreement, dated as of August 7, 2020 (the “Restructuring and Exchange Agreement”), pursuant to which ROS and Royalty Opportunities have agreed to exchange approximately $40.8 million of the aggregate outstanding principal amount of the Loans and, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (such Loans and PIK Interest, the “Exchanging Loans”) plus all other accrued and unpaid interest on the Exchanging Loans outstanding on the Amendment Closing Date for shares of common stock of Holdings at an exchange price of $1.07 per share, with a portion of the prepayment fee payable in respect of the Exchanging Loans, payable under Section 3.2 of the Credit Agreement, to be deemed a loan made on the Amendment Closing Date under the Amended Credit Agreement in the aggregate principal amount of $556,149.86 (such amount, the “Prepayment Fee Loan Amount”) and a portion of the prepayment fee payable in respect of the Exchanging Loans, payable under Section 3.2 of the Credit Agreement, to be paid to ROS as shares of common stock of Holdings at an exchange price of $1.07 per share;

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by the Borrower and the Administrative Agent (acting on behalf of the Lenders); and

WHEREAS, the Borrower and the Lenders desire to (i) amend certain provisions of the Credit Agreement, (ii) extinguish an aggregate principal amount of Indebtedness under the Credit Agreement equal to the aggregate principal amount of the Exchanging Loans plus all accrued and unpaid interest on the Exchanging Loans and (iii) add an additional tranche of Loans (as defined in the Amended Credit Agreement) to the Amended Credit Agreement in an aggregate principal amount equal to the Prepayment Fee Loan Amount, in each case, as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.       Amendment to Introduction. The first paragraph of the Credit Agreement is is hereby amended and restated in its entirety as follows:

“THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin”), X-SPINE SYSTEMS, INC., an Ohio corporation (the “Additional Delayed Draw Borrower” and, together with Bacterin, the “Borrower”), ROS Acquisition Offshore LP, a Cayman Islands Exempted Limited Partnership (together with its Affiliates, successors, transferees and assignees, “ROS”), as lender and as “Administrative Agent” for the lenders pursuant to Section 10.1.1 hereof, and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, “Royalty Opportunities” and together with ROS, each individually an “Initial Lender” and collectively, the “Initial Lenders”) and, in their capacity as Guarantors, XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”) and XTANT MEDICAL, INC., a Delaware corporation.”

3.       Amendment to Recitals. (a) The first “Whereas” clause of the Credit Agreement is amended by deleting “$10,000,000” and replacing it with “$5,000,000”.

(b) The second “Whereas” clause of the Credit Agreement is amended by deleting “extend the Existing Commitment,” therefrom.

4.       Amendments to Section 1.1. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Initial Lender” and “Initial Lenders” are each defined in the preamble.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders.

“Second Amendment Closing Date” means October 1, 2020.

“Second Amendment Commitment Amount” means, $556,149.86, in the aggregate for all Lenders, allocated $0.00 to ROS and $556,149.86 to Royalty Opportunities.

“Second Amendment Loans” means Loans made by the Lenders on the Second Amendment Closing Date pursuant to Section 2.1 of this Agreement.

(b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Additional Second Delayed Draw Commitment Amount” means $5,000,000, in the aggregate for all Lenders, allocated $0.00 to ROS and $5,000,000 to Royalty Opportunities.

“Commitment” means the Additional Second Delayed Draw Commitment.

“Continuing Loans” means (i) the Continuing Loans (as such term is defined in the Existing Credit Agreement), (ii) the 2015 Loans and (iii) the Tranche A Loan, in each case, made to the Borrower pursuant to the Existing Credit Agreement and continued under this Agreement pursuant to Section 2.1.

“Lenders” means the Initial Lenders, any lender with a Commitment or a Second Amendment Loan and any other Person that becomes a party hereto pursuant to an assignment and assumption, other than any such Person that ceases to be a party hereto pursuant to an assignment and assumption or as a result of any termination of Commitments and/or prepayment or repayment of Loans permitted or required hereunder.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, each other agreement pursuant to which the Administrative Agent, for its benefit and the benefit of the Lenders, is granted a Lien to secure the Obligations (including any mortgages entered into pursuant to Section 7.8), the Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loans” means (i) the Continuing Loans, (ii) the Additional Second Delayed Draw Loans and (iii) the Second Amendment Loans.

“Proportionate Share” means with respect to all matters (including, without limitation, the indemnification obligations arising under Section 11.4) arising under or in connection with this Agreement or any other Loan Document, 0.0% for ROS and 100.0% for Royalty Opportunities, such percentages to be adjusted commensurate with any permitted assignment by any Lender of its rights and interests hereunder.

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety: “Additional Delayed Draw Closing Date”, “Additional Delayed Draw Commitment Amount”, “Additional Delayed Draw Loan”, “Existing Commitment” and “Lender”.

5.       Amendments to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.1 Second Amendment Closing Date Transactions. Subject to the terms and conditions set forth herein, (a) Royalty Opportunities will continue as a Lender under this Agreement and (b) Royalty Opportunities shall be deemed to have made a Second Amendment Loan to the Borrower on the Second Amendment Closing Date in a principal amount equal to its Second Amendment Commitment Amount, with the result that Royalty Opportunities will hold on the Second Amendment Closing Date, after giving effect to the transactions provided for in the Second Amendment, the Continuing Loans and Second Amendment Loans in the amounts set forth as Loans of such Lender on Schedule 2.1, which Schedule also sets forth as of the Second Amendment Closing Date (a) the un-borrowed amount of the Additional Second Delayed Draw Commitment Amount and (b) the amount of any accrued and unpaid cash interest on the Continuing Loans. Amounts paid or prepaid in respect of the Loans may not be reborrowed. The Second Amendment Commitment Amount of Royalty Opportunities shall expire on the Second Amendment Closing Date when the Second Amendment Loans shall have been deemed made to the Borrower.”

6.       Amendments to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.2 Loans and Borrowing. Each Loan outstanding on the Second Amendment Closing Date, after giving effect to the transactions provided for in Section 2.1, shall be part of a borrowing consisting of Loans held by Royalty Opportunities.”

7.       Amendment to Section 2.6. Section 2.6 of the Credit Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted.]”.

8.       Amendments to Section 3.2. The last paragraph of Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“At such time as the Borrower pays, prepays or repays, or is required to pay, prepay or repay, any principal amount of the Loans (other than the Continuing Loans and the Second Amendment Loans), whether on the Maturity Date or otherwise, whether voluntarily or involuntarily (if involuntarily, whether required by this Agreement or any other Loan Document) and whether before or after acceleration of the Obligations, including without limitation any payment pursuant to any provision of this Section 3.2, the Borrower shall pay to each Lender, a fee in the amount equal to 2.00% of the aggregate principal amount of such payment, prepayment or repayment to such Lender.”

9.       Amendments to Section 3.4(g). Section 3.4(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) From and after October 1, 2020 until the Maturity Date, interest payable in cash by the Borrower shall accrue on the Loans during such period at a rate per annum equal to the sum of (1) 7.00% plus (2) the higher of (x) the LIBO Rate for such Interest Period and (y) 1.00%.”

10.       Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted.]”.

11.       Amendment to Section 5.3. The first clause of Section 5.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The making of each Additional Second Delayed Draw Loan by the Lenders shall be in the sole and absolute discretion of the Lenders, collectively, and subject to the satisfaction (or waiver in writing by each Lender) of each of the following conditions precedent and such other conditions as each Lender may require in its sole and absolute discretion:”

12.       Amendment to Section 8.4(b). Section 8.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted.]”.

13.       Amendment to Section 10.1.4. The first sentence of Section 10.1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Administrative Agent may resign as such at any time upon notice to the Borrower and all the Lenders.”

14.      Amendment to Schedule 2.1. Schedule 2.1 to the Credit Agreement is hereby replaced with Schedule 2.1 attached hereto, and “Schedule 2.1 Continuing Loans” in the Table of Contents is hereby replaced with “Schedule 2.1 Loans”.

15.       Exchange of the Exchanging Loans. Upon (a) issuance to (i) ROS of (X) 45,867,426 Resulting Shares (as defined in the Restructuring and Exchange Agreement) in respect of the Exchanging Loans held by ROS plus all accrued and unpaid interest on such Exchanging Loans and (Y) 917,349 shares of common stock of Holdings in respect of the portion of the prepayment fee payable to ROS, under Section 3.2 of the Credit Agreement, in respect of the Exchanging Loans and (ii) Royalty Opportunities of 11,969,619 Resulting Shares (as defined in the Restructuring and Exchange Agreement) in respect of the Exchanging Loans held by Royalty Opportunities plus all accrued and unpaid interest on such Exchanging Loans, and (b) the Second Amendment Loans (as defined in the Amended Credit Agreement) having been deemed made to the Borrower on the Second Amendment Closing Date in an aggregate principal amount equal to the Prepayment Fee Loan Amount, the entire aggregate principal amount of the Exchanging Loans, plus all accrued and unpaid interest on the Exchanging Loans, will be exchanged, in whole and not in part, into 100% ownership of the Resulting Shares (as defined in the Restructuring and Exchange Agreement) and the Obligations of the Borrower and the Guarantors in respect of the Exchanging Loans (which Obligations shall include the prepayment fee in respect of the Exchanging Loans, payable under Section 3.2 of the Credit Agreement, and all accrued and unpaid interest on the Exchanging Loans) shall be extinguished.

16.       Conditions to Effectiveness of Amendment. This Amendment shall become effective upon (a) receipt by the Borrower, the Administrative Agent, the Lenders and the Guarantors of a counterpart signature of the others to this Amendment duly executed and delivered by the Borrower, the Lenders, the Administrative Agent and the Guarantors and (b) the issuance by Holdings, on the Amendment Closing Date, of (i) to ROS, 46,784,775 shares of common stock of Holdings and (ii) to Royalty Opportunities, 11,969,619 shares of common stock of Holdings.

17.       Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Administrative Agent) incurred in connection with the Administrative Agent’s review, consideration and evaluation of this Amendment, including the rights and remedies available to it in connection therewith, and the negotiation, preparation, execution and delivery of this Amendment.

18.       Representations and Warranties. The Borrower and the Guarantors represent and warrant to each Lender as follows:

(a)       After giving effect to this Amendment, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement or any other Loan Document shall, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)       Before and after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred or will occur or be continuing.

19.       No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or the Lenders to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

20.       Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT, ACTING ON BEHALF OF THE LENDERS, TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER, THE GUARANTORS AND THEIR AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH THEY:

(a)       WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)       FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

(c)       IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OR WITHDRAWAL OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d)       THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e)       THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f)       THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

21.       Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of such shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf”, “tiff” or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BACTERIN INTERNATIONAL, INC., as the Borrower

By:	/s/ Sean Browne
Name:	Sean Browne
Title:	President, CEO

XTANT MEDICAL HOLDINGS, INC., as a Guarantor

By:	/s/ Sean Browne
Name:	Sean Browne
Title:	President, CEO

X-SPINE SYSTEMS, INC., as a Guarantor and the Additional Delayed Draw Borrower

By:	/s/ Sean Browne
Name:	Sean Browne
Title:	President, CEO

XTANT MEDICAL, INC., as a Guarantor

By:	/s/ Sean Browne
Name:	Sean Browne
Title:	President, CEO

Signature Page to Second Amendment to Second A&R Credit Agreement

ROS Acquisition Offshore LP, as the Administrative Agent and as a Lender

By: OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:	W. Carter Neild
Name:	W. Carter Neild
Title:	Member

ORBIMED ROYALTY OPPORTUNITIES II, LP, as a Lender

By: OrbiMed ROF II LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Member

By:	W. Carter Neild
Name:	W. Carter Neild
Title:	Member

Signature Page to Second Amendment to Second A&R Credit Agreement

Schedule 2.1

Loans

Continuing Lender	Continuing Loans[1]	Second Amendment Loans	Un-Borrowed Additional Second Delayed Draw Commitment Amount	Accrued and Unpaid Cash Interest on the Continuing Loans
ROS Acquisition Offshore LP	$0.00	$0.00	$0.00	$0.00
OrbiMed Royalty Opportunities II, LP	$15,000,000	$556,149.86	$5,000,000	$0.00
Total:	$15,000,000	$556,149.86	$5,000,000	$0.00

1 Note: Continuing Loans includes PIK Interest and Optional PIK Interest which has been added to the outstanding principal amoacunt of the Continuing Loans prior to the Second Amendment Closing Date.